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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
 November 27, 2002

Interactive Telesis Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28215	33-0649915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6450 Lusk Blvd., Suite E208, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)
(858) 362-4500 (Registrant's Telephone Number, Including Area Code)
12636 High Bluff Drive, Suite 200, San Diego, California 92130 (Former Name or Former Address, if Changed since Last Report)

Item 2.    Acquisition or Disposition of Assets

        On November 13, 2002, the United States Bankruptcy Court Southern District of California granted a motion to sell substantially all of the assets of Interactive Telesis, Inc., (Debtor) free and clear of all liens, claims, rights, interest and encumbrances under section 363 of the Bankruptcy code to Martin Partners, LLC (Purchaser). The Purchaser is not a successor to Debtor.

        All documents filed with the court can be viewed at http://ecf.casb.uscourts.gov website.

        The terms of the agreement can also be viewed on the company website www.interactivetelesis.com under "Latest News".

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2002

Interactive Telesis Inc.
By:	/s/ ALBERT L. STAERKEL
Name:	Albert L. Staerkel
Title:	President and Chief Executive Officer

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SIGNATURES